Exhibit 99.1

Armata Pharmaceuticals Receives U.S. FDA Breakthrough Therapy Designation for AP-SA02

Designation is driven by compelling Phase 2 clinical data in patients with complicated Staphylococcus aureus bacteremia showing AP-SA02 may offer substantial improvement over available therapies

Potentially accelerating the path to market for this innovative antibacterial treatment

AP-SA02 now holds Breakthrough Therapy, Fast Track and QIDP designations, providing strong regulatory validation

LOS ANGELES, Calif., September 14, 2026 - Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (“Armata” or the “Company”), a late clinical-stage biotechnology company focused on the development of high-purity and potency, pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections, today announced that the U.S. Food and Drug Administration (the “FDA”) has granted Breakthrough Therapy designation to AP-SA02, the Company’s intravenously administered Staphylococcus aureus (“S. aureus”) multi-phage product candidate, for adjunct treatment of complicated bacteremia caused by methicillin-sensitive S. aureus (“MSSA”) or methicillin-resistant S. aureus (“MRSA”). Breakthrough Therapy designation is intended to expedite the review of medicines that treat a serious or life-threatening condition and have shown preliminary clinical evidence indicating the potential for substantial improvement over available therapies.

“The decision by the FDA to grant Breakthrough Therapy designation to AP-SA02, in addition to Qualified Infectious Disease Product (“QIDP”) and Fast Track designations, recognizes the urgent need for new treatment options for patients with complicated S. aureus bacteremia (“SAB”), including MRSA, where many outcomes remain poor despite current standard-of-care,” said Dr. Deborah Birx, Chief Executive Officer of Armata. “Based on the Phase 2 clinical trial data, we believe AP-SA02 has the potential to represent an important advancement in the treatment of complicated SAB, a serious bloodstream infection that continues to be associated with significant relapse rate, morbidity and mortality. If ultimately confirmed in Phase 3 and approved, AP-SA02 has the potential to become the first antibacterial therapy approved based on superiority to current standard-of-care treatment in this patient population. We are grateful for the FDA’s enhanced engagement and are committed to working closely with the Agency to efficiently advance the development and review of AP-SA02, with the goal of bringing this potential new treatment option to patients as quickly as possible.”

Critically, the Breakthrough Therapy designation is supported by data from the successful Phase 1b/2a diSArm study in adults with complicated SAB. Armata’s proprietary purification process yielded the production of a high-purity, high-titer AP-SA02 drug product formulation enabling repetitive dose intravenous administration every six hours for five days. This dosing regimen was well tolerated with no serious adverse events attributed to AP-SA02, and, when added to best available antibiotic therapy (“BAT”) demonstrated higher and earlier clinical cure rates than placebo plus BAT. At the end-of-study assessment, 28 days after completion of BAT, 100% of patients treated with AP-SA02 maintained clinical response without relapse, compared with 75% of patients receiving placebo. Patients treated with AP-SA02 also demonstrated favorable trends across multiple measures of disease resolution, including more rapid normalization of C-reactive protein (CRP) and Interleukin-10 (IL-10), biomarkers associated with mortality risk and complications in SAB.

About Breakthrough Therapy Designation

Breakthrough Therapy designation is a program designed by the FDA to expedite the development and review of therapies that are intended to treat a serious or life-threatening condition where preliminary clinical evidence indicates potential substantial improvement over available therapies on a clinically significant endpoint. A Breakthrough Therapy is eligible for all features of Fast Track designation, in addition to comprehensive, cross-disciplinary collaboration with the FDA to design the most efficient clinical development program, and organizational commitment from senior FDA managers to expedite development and review.

About AP-SA02

Armata is developing AP-SA02, a fixed multi-phage cocktail, for the adjunct treatment of complicated Staphylococcus aureus bacteremia caused by methicillin-sensitive S. aureus (MSSA) or methicillin-resistant S. aureus (MRSA). AP-SA02 has received Qualified Infectious Disease Product (QIDP) designation, Fast Track designation, and Breakthrough Therapy designation from the FDA. The diSArm study (NCT05184764) was a Phase 1b/2a, multicenter, randomized, double-blind, placebo-controlled, multiple ascending dose escalation study of the safety, tolerability, and efficacy of intravenous AP-SA02 in addition to best available antibiotic therapy (“BAT”) compared to BAT alone (placebo) for the treatment of adults with complicated S. aureus bacteremia. Positive results from the Phase 2a diSArm study were highlighted in a late-breaking oral presentation at IDWeek 2025™ in October 2025. The Phase 1b/2a clinical development of AP-SA02, and activities related to End-of-Phase 2 and Armata’s preparation and readiness for its planned Phase 3 clinical study, is partially supported by a $28.7 million Department of War (DoW) award, received through the Medical Technology Enterprise Consortium (MTEC) and managed by the Naval Medical Research Command (NMRC) – Naval Advanced Medical Development (NAMD) with funding from the Defense Health Agency and Joint Warfighter Medical Research Program. The Company plans to advance AP-SA02 into a Phase 3 superiority study in complicated SAB, anticipated to initiate in the second half of 2026.

About Armata Pharmaceuticals, Inc.

Armata is a late clinical-stage biotechnology company focused on the development of high-purity and potency, pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other important pathogens. Armata is committed to advancing phage therapy with drug development expertise that spans bench to clinic including in-house phage-specific current Good Manufacturing Practices (“cGMP”) manufacturing to support full commercialization.

Forward Looking Statements

This communication contains “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995. These statements relate to future events, results or to Armata’s future financial performance and involve known and unknown risks, uncertainties and other factors which may cause Armata’s actual results, performance or events to be materially different from any future results, performance or events expressed or implied by the forward-looking statements. In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions. These forward-looking statements reflect management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this communication and are subject to risks and uncertainties including risks related to Armata’s development of bacteriophage-based therapies; Armata’s planned clinical trials; ability to staff and maintain its production facilities under fully compliant cGMP; ability to meet anticipated milestones in the development and testing of the relevant product; ability to be a leader in the development of phage-based therapeutics; ability to achieve its vision, including improvements through engineering and success of clinical trials; ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of its product candidates and commercialize any approved products on its expected timeframes or at all; and Armata’s estimates regarding anticipated operating losses, capital requirements and needs for additional funds. Additional risks and uncertainties relating to Armata and its business can be found under the caption “Risk Factors” and elsewhere in Armata’s filings and reports with the U.S. Securities and Exchange Commission (the “SEC”), including in Armata’s Annual Report on Form 10-K, filed with the SEC on March 25, 2026, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:

Pierre Kyme

ir@armatapharma.com

310-665-2928

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

212-915-2569